SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 28, 2003

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398 Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Item 7.	Exhibits.

	99.1	News Release issued by United Community Banks, Inc. dated October 28, 2003.

Item 12.	Results of Operations and Financial Condition

The information, including exhibits hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

On October 28, 2003, United Community Banks, Inc. (the “Registrant”) issued a news release announcing its financial results for the third quarter ended September 30, 2003 (the “News Release”). The News Release, including financial schedules, is attached as Exhibit 99.1 to this report and is incorporated into this Item 12 by reference. In connection with issuing the News Release, on October 28, 2003 at 11:00 a.m. EST, the Registrant intends to hold a conference call/webcast to discuss the News Release.

The News Release contains a description of the Registrant’s earnings excluding merger-related expenses (referred to as “Operating Earnings”, “Net Operating Income”, “Diluted Operating Earnings Per Share”) related to the March 31, 2003 acquisition of First Central Bancshares, Inc., headquartered in Lenoir City, Tennessee, and the May 1, 2003 acquisition of First Georgia Holding, Inc., headquartered in Brunswick, Georgia. Management believes that a presentation of the Registrant’s earnings excluding merger-related expenses as a financial measure provides useful information to investors because it provides information about the Registrant’s financial performance from its ongoing business operations. The merger-related expenses are principally related to equipment lease termination, legal and other professional fees and systems conversion costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette Rex S. Schuette Executive Vice President and Chief Financial Officer
October 28, 2003